UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2010

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 460

San Jose, CA 95110

(408) 570-9700

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment of Severance Agreement with Jason Stern

On January 19, 2010, Selectica, Inc. (the “Company”) amended the Severance Agreement between the Company and Jason Stern, the Company’s President and Chief Operating Officer, previously described on the Company’s Current Report on Form 8-K, filed September 4, 2009, to increase the severance benefits he is entitled under that agreement. The Severance Agreement now provides for the continuation of Mr. Stern’s base salary and health insurance coverage for six months if he is discharged for reason other than cause or permanent disability at any time. However, Mr. Stern is entitled to one year of base salary and health insurance coverage if he is discharged for a reason other than cause or permanent disability or if he resigns for good reason, in either case within 12 months after the Company is subject to a change in control. The remaining elements of the Severance Agreement remain the same.

Amendment of Severance Agreement with Todd Spartz

On January 19, 2010, the Company amended the Severance Agreement between it and Todd Spartz, the Company’s Chief Financial Officer, previously reported on the Company’s Current Report on Form 8-K, filed August 24, 2009, in an identical manner as described above for Mr. Stern.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: January 25, 2010	By:	/s/ TODD SPARTZ
Todd Spartz
Chief Financial Officer